Exhibit 10.14.7

Date:                                                                  March 18, 2013

To:                                                                            Management Metric Based Bonus (MBB) Participants

From:                                                            Jim Lejeal

Regarding:                                Q1 & Q2 FY14 MBB Structure and Goal

To align MBB participants with the sales team’s bookings objectives for the 1H period, the 1H MBB program will be awarded and conditioned as follows:

The 1H MBB will be paid according to the Company’s performance against the Total Product Bookings assigned to the sales team as quota for the first half of the year.

For example, if the company performs at 110% of quota assignment for total product bookings — an MBB participant will earn 110% of their award for this period.

Rally will pay the MBB quarterly under the following conditions:

•                  A Q1 MBB payment will be paid to participants at 100% provided that the company exceeds 85% of new product bookings quota amount for Q1.

•                  The Q2 MBB payment will be paid to participants according to the company’s performance against the Total Product Bookings quota assignment amount for the first 6 months of the fiscal year.

•                  However, The Company must achieve 90% of the 1H new product bookings for the Q2 portion of the MBB to be paid.

•                  A total payment cap will apply and is set at 125%.

Target amounts, once set, will be communicated in the “Monday Team Meeting”.

True Up:

A “true-up” will take place on the Q2 payment.

•                  For example, if the Company performs to 115% of product bookings for 1H 2014 and 100% was paid for Q1 the additional 15% due on 1H will be paid with the Q2 payment.

Q1 Payment Recoverability:

Note that in the unlikely event the 90% of 1H FY14 bookings is not attained the Q1 bonus will be deemed earned based on achieving the 85% “new bookings” milestone for Q1.

Anticipated Payout Date:

It is anticipated Rally will

•                  pay the Q1 MBB between 15 May 13 and 30 May 13 and

•                  pay the Q2 MBB between 30 Aug 13 and 13 Sept 13